Exhibit 99.1

For Additional Information:

Bryan Giglia

Director of Finance

Sunstone Hotel Investors, Inc.

(949) 369-4204

SUNSTONE HOTEL INVESTORS REPORTS RESULTS OF OPERATIONS FOR

THIRD QUARTER 2006

Comparable RevPAR up 8.4% and Adjusted FFO Per Share up 19.2%

Raises Common Dividend by 6.7%

SAN CLEMENTE, CA – November 1, 2006 – Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today announced results of operations for the third quarter ended September 30, 2006.

THIRD QUARTER 2006 HIGHLIGHTS

•	Comparable revenue per available room (“RevPAR”) growth of 8.4% for hotels owned during the entire quarter, excluding four assets undergoing rebranding and renovation programs (Hyatt Regency Century Plaza, Orlando Renaissance, Washington D.C. Renaissance and Marriott Tysons Corner);

•	Adjusted EBITDA of $66.1 million (46.1% increase over third quarter 2005);

•	Adjusted Funds From Operations (“Adjusted FFO”) to common stockholders of $38.5 million (47.0% increase over third quarter 2005); and

•	Adjusted FFO per diluted share of $0.62 (19.2% increase over third quarter 2005).

Robert A. Alter, Chief Executive Officer, stated “We are pleased that our hotel portfolio showed continued strength in revenue and EBITDA in the third quarter despite disruption caused by several significant hotel renovation projects and the ongoing ramp-up of several hotels we re-branded during the previous year. We are continuing to make significant capital investment into our portfolio and view any short-term disruption resulting from these renovation projects to be more than offset by the anticipated increased future returns. Southern California continues to be strong, a trend that we expect to continue into 2007. As a result of these positive factors and our expectations for 2007, the Board has decided to increase our common dividend by 6.7%.”

SELECTED FINANCIAL DATA

($ in millions, except RevPAR and per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005	% Change	2006	2005	% Change
Revenues	$227.0	$161.7	40.4%	$656.7	$377.8	73.8%
Comparable RevPAR (1)	$110.18	$101.63	8.4%	$103.47	$95.15	8.7%
Income (loss) available to common stockholders (including OP unit holders) (2)	$(3.7)	$4.1	-188.6%	$27.0	$12.4	116.9%
Income available to common stockholders per diluted share (including OP unit holders) (2) (3)	$(0.06)	$0.09	-166.7%	$0.47	$0.30	56.7%
FFO available to common stockholders (including
OP unit holders) (4) (5)	$31.7	$26.2	21.2%	$97.4	$60.8	60.1%
Adjusted FFO available to common stockholders (including OP unit holders) (4) (5)	$38.5	$26.2	47.0%	$114.1	$66.6	71.4%
FFO available to common stockholders per diluted share available (including OP unit holders) (4) (5)	$0.51	$0.52	-1.9%	$1.58	$1.42	11.3%
Adjusted FFO available to common stockholders per diluted share available (including OP unit holders) (4) (5)	$0.62	$0.52	19.2%	$1.85	$1.55	19.4%
EBITDA (4)	$54.3	$45.3	19.7%	$194.7	$114.5	70.1%
Adjusted EBITDA (4)	$66.1	$45.2	46.1%	$189.9	$114.2	66.3%
Hotel Operating Profit Margin (6)	29.5%	28.3%	120 bps	N/A	N/A	N/A

(1)	RevPAR for 46 hotels (includes prior ownership periods). Excludes four hotels under major renovation

(Hyatt Regency Century Plaza, Orlando Renaissance, Washington D.C. Renaissance and Marriott Tysons Corner).

(2)	2006 income available to common stockholders is presented after giving effect to the payment of the series C convertible preferred stock dividends.

(3)	2006 income per share available to common stockholders does not assume conversion of the series C convertible preferred stock as the effect of the conversion would not be as dilutive as the current presentation.

(4)	Please refer to the non-GAAP financial measures of Funds from Operations ("FFO"), Adjusted FFO, EBITDA, Adjusted EBITDA and Hotel Operating Margin on page 8 and to the reconciliation schedules on pages 9 through 11 for a tabular presentation of our results and a reconciliation to GAAP measures.

(5)	Reflects series C convertible preferred stock on an "as-converted" basis.

(6)	Please refer to page 11 for detailed hotel operating margin analysis.

The Company has filed contemporaneously with this press release the Form 10-Q with the Securities and Exchange Commission for the quarterly period ended September 30, 2006.

Disclosure regarding the non-GAAP financial measures in this release is included as an attachment to this release, along with reconciliations to the most comparable GAAP measure during each of the periods presented.

Third Quarter 2006 Highlights

Listed below are certain highlights from the Company’s unaudited financial statements. Please refer to the reconciliation schedule on page 9 for a tabular presentation of our results.

•	Total revenue was $227.0 million for the three months ended September 30, 2006 compared to $161.7 million for the three months ended September 30, 2005.

•	Income (loss) available to common stockholders (including OP unit holders) was $(3.7) million for the three months ended September 30, 2006 compared to $4.1 million for the three months ended September 30, 2005.

•	Income (loss) available to common stockholders (including OP unit holders) per diluted share was $(0.06) for the three months ended September 30, 2006 compared to $0.09 per diluted share for the three months ended September 30, 2005.

•	EBITDA was $54.3 million for the three months ended September 30, 2006, compared to $45.3 million for the three months ended September 30, 2005.

•	Adjusted EBITDA was $66.1 million for the three months ended September 30, 2006, compared to $45.2 million for the three months ended September 30, 2005.

•	FFO available to common stockholders (including OP unit holders) was $31.7 million for the three months ended September 30, 2006, compared to $26.2 million for the three months ended September 30, 2005.

•	Adjusted FFO available to common stockholders (including OP unit holders) was $38.5 million for the three months ended September 30, 2006, compared to $26.2 million for the three months ended September 30, 2005.

•	FFO available to common stockholders per diluted share (including OP unit holders) was $0.51 for the three months ended September 30, 2006 compared to $0.52 per diluted share for the three months ended September 30, 2005.

•	Adjusted FFO available to common stockholders per diluted share (including OP unit holders) was $0.62 for the three months ended September 30, 2006 compared to $0.52 per diluted share for the three months ended September 30, 2005.

•	Total capital expenditures were $36.7 million for the three months ended September 30, 2006.

Performance Relative to Guidance

In September, the Company revised its third quarter and full year guidance to reflect the impact on operations from the sale of 13 of the Company’s properties.

The following table reflects our guidance for the third quarter 2006 compared to our actual results.

	Guidance	Actual Third Quarter 2006

RevPAR Growth	7.0% to 9.0%	8.4% excluding four hotels under rebranding and renovation programs and 6.0% overall

Adjusted EBITDA	$66.0 million to $68.5 million	$66.1 million

Adjusted FFO available to common stockholders	$38.4 million to $40.9 million	$38.5 million

Adjusted FFO available to common stockholders per diluted share	$0.62 to $0.66	$0.62

Hotel Operating Profit Margin	+150 bps to 200 bps	+120 bps

Comparable RevPAR for 46 hotels owned for the entire quarter, excluding four hotels undergoing rebranding and renovation programs (Hyatt Regency Century Plaza, Orlando Renaissance, Washington D.C. Renaissance and Marriott Tysons Corner) increased 8.4% as compared to the third quarter of 2005, driven by an increase of 6.9% in average daily room rate and 1.1 occupancy points. RevPAR performance for the entire portfolio was negatively impacted by rebranding and renovation programs at the Hyatt Regency Century Plaza, Orlando Renaissance, Washington D.C. Renaissance and Marriott Tysons Corner.

Comparable hotel operating profit margins for the third quarter increased 120 basis points (from 28.3% to 29.5%) (see page 11 for a reconciliation of hotel operating income to the comparable GAAP measure).

Nine Months Ended September 30, 2006 Highlights

Listed below are certain highlights from the Company’s unaudited financial statements. Please refer to the reconciliation schedule on page 9 for a tabular presentation of our results.

•	Total revenue was $656.7 million for the nine months ended September 30, 2006 compared to $377.8 million for the nine months ended September 30, 2005.

•	Income available to common stockholders (including OP unit holders) was $27.0 million for the nine months ended September 30, 2006 compared to $12.4 million for the nine months ended September 30, 2005.

•	Income available to common stockholders (including OP unit holders) per diluted share was $0.47 for the nine months ended September 30, 2006 compared to $0.30 per diluted share for the nine months ended September 30, 2005.

•	EBITDA was $194.7 million for the nine months ended September 30, 2006, compared to $114.5 million for the nine months ended September 30, 2005.

•	Adjusted EBITDA was $189.9 million for the nine months ended September 30, 2006, compared to $114.2 million for the nine months ended September 30, 2005.

•	FFO available to common stockholders (including OP unit holders) was $97.4 million for the nine months ended September 30, 2006, compared to $60.8 million for the nine months ended September 30, 2005.

•	Adjusted FFO available to common stockholders (including OP unit holders) was $114.1 million for the nine months ended September 30, 2006, compared to $66.6 million for the nine months ended September 30, 2005.

•	FFO available to common stockholders per diluted share (including OP unit holders) was $1.58 for the nine months ended September 30, 2006 compared to $1.42 per diluted share for the nine months ended September 30, 2005.

•	Adjusted FFO available to common stockholders per diluted share (including OP unit holders) was $1.85 for the nine months ended September 30, 2006 compared to $1.55 per diluted share for the nine months ended September 30, 2005.

•	Total capital expenditures were $102.9 million for the nine months ended September 30, 2006.

•	We used a total of $12.9 million of the $27.0 million Hyatt Regency Century Plaza performance guarantee during the nine months ended September 30, 2006 and $17.9 million cumulatively. We expect to fully utilize the remaining amount of the guarantee in the fourth quarter of 2006 and in 2007.

Outlook

The Company is providing guidance at this time but does not undertake to update it for any developments in its business. Achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission. The Company has provided guidance for the fourth quarter of 2006 as well as full year 2006. The Company’s guidance does not include the impact of any possible future asset purchases or sales.

Fourth Quarter 2006 Outlook

The Company expects comparable RevPAR for the fourth quarter of 2006 to increase approximately 7.5% to 9.0% over the fourth quarter of 2005, excluding certain hotels under major renovation. As a result, the Company estimates that for the fourth quarter of 2006:

•	Income available to common stockholders should be approximately $3.5 million to $6.5 million;

•	Income available to common stockholders per diluted share should be approximately $0.06 to $0.10;

•	Adjusted EBITDA should be approximately $60.0 million to $63.0 million;

•	Adjusted FFO available to common stockholders should be approximately $31.9 million to $34.9 million;

•	Adjusted FFO available to common stockholders per diluted share should be approximately $0.51 to $0.56;

•	Hotel operating profit margins should increase approximately 100 basis points to 150 basis points over the fourth quarter of 2005; and

•	Total capital expenditures for the portfolio should be approximately $30 million to $35 million.

Annual 2006 Outlook

For the full year 2006, comparable RevPAR is expected to increase approximately 8.0% to 9.0% over the full year 2005. Additionally, the Company estimates that for the full year 2006:

•	Income available to common stockholders should be approximately $30.6 million to $33.6 million;

•	Income available to common stockholders per diluted share should be approximately $0.53 to $0.58;

•	Adjusted EBITDA should be approximately $250.0 million to $253.0 million;

•	Adjusted FFO available to common stockholders should be approximately $146.0 million to $149.0 million;

•	Adjusted FFO available to common stockholders per diluted share should be approximately $2.36 to $2.41;

•	Total capital expenditures should be approximately $133 million to $138 million.

Annual 2007 Outlook

The Company is currently in the 2007 planning and budgeting process. Detailed property level operating budgets have not been finalized, however based on preliminary discussions with the Company’s property managers, as well as a review of booking pace and other relevant metrics, the Company believes that comparable RevPAR for 2007 will increase by approximately 7% to 9%.

Balance Sheet/Liquidity Update

As of September 30, 2006, the Company had approximately $191.4 million of cash and cash equivalents (including restricted cash). Total assets on September 30, 2006 were $2.8 billion, including $2.5 billion of net investments in hotel properties, total debt of $1.5 billion and stockholders’ equity of $1.0 billion.

In July 2006, the Company closed a four-year, $200 million unsecured revolving credit facility. This facility replaced the Company’s $150 million secured revolving credit facility. The interest rate for the new unsecured facility is based on grid pricing with spreads over LIBOR and is 25 basis points lower than the $150 million facility. In addition, the unused fee is 30 basis points lower than the previous facility. Subject to certain conditions, the 4 year, $200 million facility may be extended for one-year and increased to $300 million.

In July 2006, the Company agreed to sell 4.0 million shares of common stock pursuant to a forward sale agreement with an affiliate of Citigroup Global Markets, Inc. The forward sale agreement fixes the proceeds to the Company at $27.75 per share, subject to certain adjustments, and gives the Company the right to settle in multiple draws at any time within one year. The net proceeds to the Company assuming physical settlement of the forward sale agreement are expected to be approximately $111 million.

In September 2006, the Company announced that it had completed the sale of 13 non-core hotels for gross proceeds of $144.1 million (including a $5.6 million promissory note) to affiliates of Trinity Hotel Investors, LLC.

Capital Expenditures

In the third quarter of 2006, the Company invested $36.7 million in capital expenditures across its portfolio, of which $15.0 million was spent on the Hyatt Regency Century Plaza, Orlando Renaissance, Washington D.C. Renaissance and Marriott Tysons Corner. Total capital expenditures were $102.9 million for the nine months ended September 30, 2006.

Management Succession

As previously announced, the Board of Directors has formed a special committee to identify potential successors to Robert A. Alter, the Company’s Chief Executive Officer, who is expected to be selected Chairman when his employment contract expires in October 2007. The committee has been directed by the Board to consider candidates and has begun this process. While a formal timetable has not been established, the Board’s goal is to name a successor by the end of the year.

In September 2006, the Company announced the promotion of Jon D. Kline to President. Mr. Kline had been Executive Vice President and Chief Financial Officer. Additionally, the Company announced the promotions of Kenneth E. Cruse to Senior Vice President – Finance and Marc A. Hoffman to Senior Vice

President – Asset Management. Mr. Kline will remain Chief Financial Officer through the end of 2006 and Mr. Cruse will become the Company’s Chief Financial Officer effective January 2007.

Dividend Update

During the third quarter of 2006, the Board of Directors of the Company declared a dividend of $0.30 per share payable to its common stockholders. The Company also declared a dividend of $0.50 per share payable to its Series A cumulative redeemable preferred stockholders and a dividend of $0.393 per share payable to its Series C cumulative convertible redeemable preferred stockholders. The dividends were paid on October 16, 2006 to stockholders of record on September 29, 2006.

On November 1, 2006, the Board of Directors of the Company declared a dividend of $0.32 per share payable to its common stockholders. This is an increase of 6.7% from the previous quarterly dividend of $0.30 per common share. The Company also declared a dividend of $0.50 per share payable to its Series A cumulative redeemable preferred stockholders and a dividend of $0.393 per share payable to its Series C cumulative convertible redeemable preferred stockholders. The dividends will be paid on January 15, 2007 to stockholders of record on December 29, 2006.

The level of future dividends will be determined by the Company’s quarterly operating results and expected capital requirements.

Earnings Call

The Company will host a conference call to discuss third quarter results on November 2, 2006, at 9 a.m. EST. A live web cast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, investors may dial 1-800-218-9073 (for domestic callers) or 303-262-2125 (for international callers). A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that, as of the date hereof, owns 50 hotels with an aggregate of 15,928 rooms primarily in the upper-upscale segment operated under brands owned by nationally-recognized companies, such as Marriott, Hilton, Hyatt, Fairmont and Starwood. For further information, please visit the Company’s website at www.sunstonehotels.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of acquired properties after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of November 1, 2006, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; (2) Adjusted EBITDA (as defined below); (3) Funds From Operations, or FFO; (4) Adjusted FFO (as defined below); and (5) Hotel Operating Income and Hotel Operating Profit Margin for the purpose of our operating margins.

EBITDA represents income (loss) available to common stockholders before minority interest excluding: (1) preferred stock dividends; (2) interest expense (including prepayment penalties, if any); (3) provision for income taxes, including income taxes applicable to sale of assets; and (4) depreciation and amortization. In addition, we have presented Adjusted EBITDA, which excludes: (1) the impact of any gain or loss from asset sales; (2) impairment charges; and (3) other adjustments we have identified in this release. We believe EBITDA and Adjusted EBITDA are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense and preferred stock dividends) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions. A reconciliation and the components of Hotel Operating Income and Hotel Operating Profit Margin are set forth on page 11. We believe Hotel Operating Income and Hotel Operating Profit Margin are also useful to investors in evaluating our property level operating performance.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as clarified in November 1999 and April 2002) defines FFO to mean net income (loss) (computed in accordance with GAAP), excluding gains and losses from sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. We also present Adjusted FFO which excludes prepayment penalties, written-off deferred financing costs, impairment losses and other adjustments we have identified in this release. We believe that the presentation of FFO and Adjusted FFO provide useful information to investors regarding our operating performance because they are a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure. A reconciliation of net income (loss) to FFO and Adjusted FFO is set forth on page 10.

We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, FFO, Adjusted FFO and hotel operating income may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO and hotel operating income should not be considered as an alternative measure of our net income (loss), operating performance, cash flow or liquidity. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO and hotel operating income may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, Adjusted EBITDA, FFO, Adjusted FFO and hotel operating income can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

***Tables to Follow***

Sunstone Hotel Investors, Inc.

Reconciliation of Income Available to Common Stockholders to Non-GAAP Financial Measures

(Unaudited and in Thousands Except Per Share Amounts)

Reconciliation of Income Available to Common Stockholders to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Income (loss) available to common stockholders	$(3,652)	$3,801	$26,984	$11,328
Minority interest (OP unit holders)	—	321	—	1,115

Income available to common stockholders (including OP unit holders)	(3,652)	4,122	26,984	12,443
Preferred stock dividends	5,188	4,084	14,429	6,886
Amortization of deferred stock compensation	983	466	2,799	1,480
Continuing operations:
Depreciation and amortization	26,078	18,771	71,213	43,824
Interest expense	22,538	14,239	61,415	34,023
Amortization of deferred financing fees	310	478	1,331	1,969
Write-off of deferred financing fees	1,148	—	2,849	698
Prepayment penalties	—	—	—	2,659
Loss on early extinguishment of debt	—	—	9,976	—
Write-off of loan premium	—	—	(1,903)	—
Discontinued operations:
Depreciation and amortization	1,528	2,008	5,209	6,251
Interest expense	8	1,092	86	3,794
Amortization of deferred financing fees	3	66	68	257
Write-off of deferred financing fees	119	—	292	63
Prepayment penalties	—	—	—	175

EBITDA	54,251	45,326	194,748	114,522

Loss/(gain) on sale of assets	6,349	(92)	(10,304)	(2,476)
Impairment loss from sale of assets—discontinued operations	4,733	—	4,733	—
Cost related to hotel property tax from a prior period	757	—	757	—
Reserve for contract interpretation issue	—	—	—	2,136

	11,839	(92)	(4,814)	(340)

Adjusted EBITDA	$66,090	$45,234	$189,934	$114,182

Reconciliation of Income Available to Common Stockholders to FFO and Adjusted FFO

Income (loss) available to common stockholders	$(3,652)	$3,801	$26,984	$11,328
Minority interest (OP unit holders)	—	321	—	1,115

Income available to common stockholders (including OP unit holders)	(3,652)	4,122	26,984	12,443
Series C preferred stock dividends	1,662	1,658	4,987	1,658
Real estate depreciation and amortization—continuing operations	25,836	18,487	70,546	42,961
Real estate depreciation and amortization—discontinued operations	1,528	2,008	5,209	6,251
Loss/(gain) on sale of assets	6,349	(92)	(10,304)	(2,476)

FFO available to common stockholders (including OP unit holders)	31,723	26,183	97,422	60,837

Continuing operations:
Write-off of deferred financing fees	1,148	—	2,849	698
Prepayment penalties	—	—	—	2,659
Loss on early extinguishment of debt	—	—	9,976	—
Write-off of loan premium	—	—	(1,903)	—
Discontinued operations:
Write-off of deferred financing fees	119	—	292	63
Prepayment penalties	—	—	—	175
Impairment loss from sale of assets - discontinued operations	4,733	—	4,733	—
Cost related to hotel property tax from a prior period	757	—	757	—
Reserve for contract interpretation issue	—	—	—	2,136

	6,757	—	16,704	5,731

Adjusted FFO available to common stockholders (including OP unit holders)	$38,480	$26,183	$114,126	$66,568

FFO available to common stockholders per diluted share	$0.51	$0.52	$1.58	$1.42

Adjusted FFO available to common stockholders per diluted share	$0.62	$0.52	$1.85	$1.55

Diluted weighted average shares outstanding, including OP units (1)	62,296	50,399	61,625	42,881

(1)	Diluted weighted average shares outstanding includes the Series C Convertible Preferred Stock on an as-converted basis.

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Quarter Ended December 31, 2006 and Year Ended 2006

(Unaudited and in Thousands Except Per Share Amounts)

Reconciliation of Projected Net Income to EBITDA and Adjusted EBITDA

	Quarter Ended December 31,		Year Ended December 31,
	Low End of Range	High End of Range	Low End of Range	High End of Range
Income available to common stockholders	$3,500	$6,500	$30,600	$33,600
Series A preferred stock dividends	3,500	3,500	13,000	13,000
Series C convertible preferred stock dividends	1,600	1,600	6,500	6,500
Depreciation and amortization	27,000	27,000	103,400	103,400
Amortization of deferred financing fees	350	350	1,750	1,750
Amortization of deferred stock compensation	1,100	1,100	3,900	3,900
Interest expense	22,950	22,950	95,650	95,650

EBITDA	60,000	63,000	254,800	257,800

(Gain)/loss on sale of assets	—	—	(10,300)	(10,300)
Impairment loss on sale of assets	—	—	4,700	4,700
Cost related to hotel property tax from a prior period	—	—	800	800

Adjusted EBITDA	$60,000	$63,000	$250,000	$253,000

Reconciliation of Projected Net Income to FFO and Adjusted FFO

Income available to common stockholders	$3,500	$6,500	$30,600	$33,600
Series C convertible preferred stock dividends	1,600	1,600	6,500	6,500
Real estate depreciation and amortization	26,800	26,800	102,500	102,500
(Gain)/loss on sale of assets	—	—	(10,300)	(10,300)

FFO available to common stockholders	31,900	34,900	129,300	132,300

Costs associated with the retirement of debt (1)	—	—	11,200	11,200
Impairment loss on sale of assets	—	—	4,700	4,700
Cost related to hotel property tax from a prior period	—	—	800	800

Adjusted FFO available to common stockholders	$31,900	$34,900	$146,000	$149,000

FFO available to common stockholders per diluted share	$0.51	$0.56	$2.09	$2.14

Adjusted FFO available to common stockholders per diluted share	$0.51	$0.56	$2.36	$2.41

Diluted weighted average shares outstanding (2)	62,296	62,296	61,795	61,795

(1) Costs associated with the retirement of debt:

	Quarter Ended December 31, 2006		Year Ended December 31, 2006
Houston Wyndham/Chicago Embassy Suites defeasance costs		$—		$7,400
Write-off of Houston Wyndham/Chicago Embassy Suites deferred financing fees		—		400
Renaissance Washington D.C. defeasance costs		—		3,000
Write-off of Renaissance Washington D.C. loan premium		—		(2,000)
Write-off of term loan deferred financing fees		—		1,300
Write-off of $150 million credit facility deferred financing fees				1,100

		$—		$11,200

(2)	Diluted weighted average shares outstanding includes the Series C Convertible Preferred Stock on an as-converted basis.

Sunstone Hotel Investors, Inc.

Hotel Operating Margin

(Unaudited and In Thousands Except Hotels and Rooms)

	Quarter Ended
	Actual September 30, 2006 (1)	Excluded Properties (2)	Pro Forma September 30, 2006 (3)	Actual September 30, 2005 (4)	Excluded Properties (5)	Acquired Properties (6)	Pro Forma September 30, 2005 (7)
Number of Hotels	50	(4)	46	45	(3)	9	46
Number of Rooms	15,928	(2,705)	13,223	13,878	(1,977)	3,505	13,223

Hotel Operating Profit Margin (8)	27.9%	21.6%	29.5%	25.6%	12.8%	31.3%	28.3%

Hotel Revenues
Room revenue	$155,477	$(23,910)	$131,567	$111,820	$(13,993)	$23,548	$121,375
Food and beverage revenue	49,703	(11,954)	37,749	38,687	(7,179)	6,037	37,545
Other operating revenue	21,833	(8,588)	13,245	11,222	(1,018)	1,714	11,918

Total Hotel Revenues	227,013	(44,452)	182,561	161,729	(22,190)	31,299	170,838
Hotel Expenses
Room expense	34,755	(7,060)	27,695	24,491	(3,933)	5,265	25,823
Food and beverage expense	39,502	(11,046)	28,456	29,062	(6,338)	5,562	28,286
Other hotel expense	65,098	(12,106)	52,992	47,693	(6,250)	7,393	48,836
General and administrative expense	24,301	(4,653)	19,648	19,088	(2,826)	3,270	19,532

Total Hotel Expenses	163,656	(34,865)	128,791	120,334	(19,347)	21,490	122,477
Hotel Operating Income	63,357	(9,587)	53,770	41,395	(2,843)	9,809	48,361
Corporate overhead	3,116	(187)	2,929	3,534	(8)	—	3,526
Depreciation and amortization	26,078	(4,970)	21,108	18,771	(3,244)	—	15,527
Impairment loss	—	—	—	—	—	—	—

Operating Income	34,163	(4,430)	29,733	19,090	409	9,809	29,308
Interest and other income	616	(73)	543	910	(10)	—	900
Interest expense	(23,996)	5,779	(18,217)	(14,717)	2,382	—	(12,335)
Minority interest	—	—	—	(321)	—	—	(321)
Income (loss) from discontinued operations	(8,490)	—	(8,490)	—	—	—	—
Cost related to hotel property tax from a prior period	(757)		(757)	—	—		—
Reserve for contract dispute	—	—	—	2,923	—	—	2,923

Net Income	$1,536	$1,276	$2,812	$7,885	$2,781	$9,809	$20,475

(1)	Represents our ownership results for the 50 hotels that we owned as of the end of the period.

(2)	Represents four hotels undergoing major renovation programs (Hyatt Regency Century Plaza, Orlando Renaissance, Washington D.C. Renaissance and Marriott Tysons Corner).

(3)	Represents our ownership of 46 hotels during the third quarter of 2006 excluding the four hotels undergoing major renovation programs.

(4)	Represents our ownership of 45 hotels during the third quarter of 2005.

(5)	Excludes our ownership of 3 hotels undergoing major renovation programs (Orlando Renaissance, Washington D.C. Renaissance and Marriott Tysons Corner).

(6)	Represents prior ownership results for 9 hotels that we acquired subsequent to July 1, 2005.

(7)	Represents prior ownership and our ownership results for the period July 1, 2005 to September 30, 2005.

(8)	Hotel operating profit margin is calculated as hotel operating income divided by total hotel revenues.

Sunstone Hotel Investors, Inc.

Pro Forma Hotel Operating Statistics by Region

(Unaudited)

Region	Number of Hotels	Number of Rooms	Quarter ended September 30, 2006			Quarter ended September 30, 2005			Percent Change in RevPAR
			Occupancy Percentages	Average Daily Rate	RevPAR	Occupancy Percentages	Average Daily Rate	RevPAR
California (1)	21	5,271	81.1%	$144.17	$116.92	80.5%	$132.35	$106.54	9.7%
Other West (2)	9	2,658	79.6%	96.10	76.50	78.4%	92.39	72.43	5.6%
Midwest (3)	9	2,694	70.6%	131.15	92.59	67.3%	122.29	82.30	12.5%
Middle Atlantic (4)	5	2,011	81.2%	209.38	170.02	83.3%	196.28	163.50	4.0%
South (5)	2	589	80.5%	107.47	86.51	76.3%	103.25	78.78	9.8%

Total Portfolio	46	13,223	78.7%	$140.00	$110.18	77.6%	$130.97	$101.63	8.4%

			Nine Months Ended September 30, 2006			Nine Months Ended September 30, 2005			Percent Change in RevPAR
Region	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	RevPAR	Occupancy Percentages	Average Daily Rate	RevPAR
California (1)	21	5,271	78.2%	$137.62	$107.62	79.3%	$125.23	$99.31	8.4%
Other West (2)	9	2,658	77.7%	99.15	77.04	76.3%	94.48	72.09	6.9%
Midwest (3)	9	2,694	65.9%	127.64	84.11	63.7%	119.15	75.90	10.8%
Middle Atlantic (4)	5	2,011	77.4%	205.44	159.01	77.1%	191.66	147.77	7.6%
South (5)	2	589	80.6%	114.37	92.18	75.5%	104.74	79.08	16.6%

Total Portfolio	46	13,223	75.6%	$136.86	$103.47	75.0%	$126.87	$95.15	8.7%

(1)	Excludes the Hyatt Regency Century Plaza which is undergoing a major renovation.

(2)	Includes Oregon, Utah and Texas.

(3)	Includes Illinois, Michigan and Minnesota.

(4)	Includes Maryland, New York, Pennsylvania, Virginia and the District of Columbia. Excludes the Washington D.C. Renaissance and Marriott Tysons Corner which are undergoing major renovations.

(5)	Includes Florida and Georgia. Excludes the Orlando Renaissance which is undergoing a major renovation.

Sunstone Hotel Investors, Inc.

Pro Forma Hotel Operating Statistics by Brand

(Unaudited)

Brand	Number of Hotels	Number of Rooms	Quarter ended September 30, 2006			Quarter ended September 30, 2005			Percent Change in RevPAR
			Occupancy Percentages	Average Daily Rate	RevPAR	Occupancy Percentages	Average Daily Rate	RevPAR
Marriott (1)	24	6,424	78.4%	$136.79	$107.24	78.5%	$129.91	$101.98	5.2%
Hilton	7	2,112	85.3%	199.51	170.18	83.3%	182.99	152.43	11.6%
InterContinental	4	835	73.2%	102.22	74.83	68.5%	96.24	65.92	13.5%
Hyatt (2)	3	877	77.7%	129.61	100.71	82.3%	124.70	102.63	-1.9%
Other Franchise Affiliations (3)	5	1,740	80.1%	127.02	101.74	77.1%	114.12	87.99	15.6%
Independent	3	1,235	71.1%	89.86	63.89	66.9%	83.79	56.06	14.0%

Total Portfolio	46	13,223	78.7%	$140.00	$110.18	77.6%	$130.97	$101.63	8.4%

Brand	Number of Hotels	Number of Rooms	Nine Months Ended September 30, 2006			Nine Months Ended September 30, 2005			Percent Change in RevPAR
			Occupancy Percentages	Average Daily Rate	RevPAR	Occupancy Percentages	Average Daily Rate	RevPAR
Marriott (1)	24	6,424	77.0%	$136.12	$104.81	75.4%	$127.30	$95.98	9.2%
Hilton	7	2,112	80.0%	187.80	150.24	79.7%	170.12	135.59	10.8%
InterContinental	4	835	71.7%	97.83	70.14	68.4%	93.11	63.69	10.1%
Hyatt (2)	3	877	76.2%	124.52	94.88	78.8%	117.25	92.39	2.7%
Other Franchise Affiliations (3)	5	1,740	74.5%	126.73	94.41	78.5%	115.10	90.35	4.5%
Independent	3	1,235	64.4%	88.61	57.06	61.8%	84.04	51.94	9.9%

Total Portfolio	46	13,223	75.6%	$136.86	$103.47	75.0%	$126.87	$95.15	8.7%

(1)	Excludes the Orlando Renaissance, Marriott Tysons Corner and Washington D.C. Renaissance which are undergoing major renovations.

(2)	Excludes the Hyatt Regency Century Plaza, which is undergoing a major renovation.

(3)	Includes two Sheratons, a Wyndham, a Fairmont and the W San Diego.

Sunstone Hotel Investors, Inc.

Debt Summary

(Unaudited - Dollars in Thousands)

Debt	Collateral	Interest Rate / Spread		Maturity Date	September 30, 2006 Balance
Fixed Rate Debt
Secured Mortgage Debt	1 hotel	8.51%		2007	$13,416
Unsecured Note	Guaranty	6.00%		2007	542
Secured Mortgage Debt	1 hotel	8.78%		2009	8,934
Secured Mortgage Debt	1 hotel	5.92%		2010	81,000
Secured Mortgage Debt (1)	17 hotels	5.95%		2011	250,000
Secured Mortgage Debt (2)	2 hotels	4.98%		2012	65,000
Secured Mortgage Debt	Rochester laundry facility	9.88%		2013	5,601
Secured Mortgage Debt	1 hotel	6.12%		2014	175,000
Secured Mortgage Debt (2)	10 hotels	5.34%		2015	276,000
Secured Mortgage Debt (2)	2 hotels	5.20%		2016	198,000
Secured Mortgage Debt	1 hotel	5.69%		2016	48,000
Secured Mortgage Debt	1 hotel	5.66%		2016	34,000
Secured Mortgage Debt	1 hotel	5.58%		2017	75,000
Secured Mortgage Debt	1 hotel	6.14%		2018	65,000
Secured Mortgage Debt	1 hotel	6.60%		2019	70,000
Secured Mortgage Debt	1 hotel	5.95%		2021	135,000

Total Fixed Rate Debt					1,500,493
Credit Facility (3)	Unsecured	L+1.25	% -1.75%	2010	—

Total Debt					$1,500,493

Cash (including restricted cash)					$191,418

Net Debt					$1,309,075

Preferred Stock
Series A cumulative redeemable preferred		8.00%		perpetual	$176,250

Series C cumulative convertible redeemable preferred		6.45%		perpetual	$100,000

Debt Statistics
% Fixed Rate Debt					100.0%
% Floating Rate Debt					0.0%
Average Interest Rate (4)					5.80%
Weighted Average Maturity of Debt (excludes Credit Facility)					8.8 years

(1)	Cross-collateralized loan with life insurance company

(2)	Individual, non cross-collateralized loans

(3)	Terms are presented based on the new credit facility which closed in July 2006.

(4)	Assumes LIBOR of 5.0%